UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2022

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4405 Peter Road, Plantation, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 931-9244

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On August 15, 2022, Andrew Trumbach, the President and Chief Financial Officer of Awaysis Capital, Inc. (the “Company”), resigned as Chief Financial Officer of the Company. Mr. Trumbach is remaining as President and a director of the Company.

On August 15, 2022, the Company appointed Amir Vasquez, age 34, as the Company’s new Chief Financial Officer, to replace Mr. Trumbach.

Mr. Vasquez is an experienced controller and finance professional. He received his bachelor’s degree in accounting and earned a Master of Finance Degree from Florida International University. Amir has been working in the accounting and finance field for over 10 years, beginning his career at the international accounting firm of Pannell Kerr Forster. He is also an experienced financial analyst having worked with international banks, oil companies and multinational duty free and perfume distributors.

Mr. Vasquez entered into an Employment Agreement (the “Employment Agreement”) with the Company. Pursuant to the Employment Agreement, Mr. Vasquez will receive an annual base salary of $150,000 (the “Base Salary”), which will be reviewed on an annual basis to determine potential increases, if any, based on Mr. Vasquez’s performance and that of the Company. Additionally, Mr. Vasquez may earn an annual bonus of up to 200% of Base Salary, payable based on performance in the previous fiscal year, and based on the achievement of objectives agreed to with the Company’s Chief Executive Office and/or President for each particular fiscal year.

Mr. Vasquez is also entitled to customary benefits and vacation, and is subject to customary confidentiality, ownership of intellectual property, non-disparagement, non-solicitation and non-compete provisions, as described in the Employment Agreement.

The Employment Agreement may be terminated by the Company at any time without prior notice for “Cause”, as defined in the Employment Agreement. Upon termination for Cause, Mr. Vasquez will be provided with any unpaid, earned Base Salary up to the date of termination.

The Employment Agreement may be terminated at any time without Cause, and provided that Mr. Vasquez executes a general release, the Company shall pay to Mr. Vasquez an amount equal to 12-months’ Base Salary (the “Severance”) plus accrued unused vacation; provided that the Company shall not be required to pay the Severance in the event the Company elects to enforce the Employment Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Employment Agreement.

Mr. Vasquez can terminate the Employment Agreement and his employment at any time for any reason on 30 days prior written notice. In case of “Good Reason,” as defined in the Employment Agreement, the Company shall pay to Mr. Vasquez the Severance plus accrued unused vacation; provided that the Company shall not be required to pay the Severance in the event the Company elects to enforce the Employment Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Employment Agreement.

Mr. Vasquez will be entitled to participate in the Company’s incentive plans, and shall initially be granted options to purchase 500,000 shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement with Amir Vasquez
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2022

AWAYSIS CAPITAL, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	President